UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
February 28, 2022

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2022, BGSF, Inc. (the “Company”) entered into an Asset Purchase Agreement with Sentech Engineering Services, Inc. ("Sentech"), and Job and Talent Holding Limited, the indirect parent of Sentech, solely as guarantor of certain obligations of Sentech, pursuant to which the Company would sell to Sentech substantially all of the assets pertaining to the Company’s Light Industrial segment. The Light Industrial segment provides field talent primarily to manufacturing, distribution, logistics, and call center client partners needing a flexible workforce and operates under the “InStaff” trade name.

Under the Asset Purchase Agreement, Sentech would (i) pay to the Company approximately $30.3 million at the closing of the transaction, (ii) subject to the terms and conditions of the Asset Purchase Agreement, pay to the Company an additional $2 million on the first anniversary of the closing of the transaction, and (iii) assume certain liabilities and obligations of the Company pertaining to the Light Industrial segment. The Asset Purchase Agreement further provides for customary purchase price adjustments, including a net working capital adjustment. Job and Talent Holding Limited has guaranteed certain of Sentech’s obligations under the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations and warranties (which were made only for the purpose of allocating contractual risk between the parties to the Asset Purchase Agreement and should not be relied on by third parties), covenants (including certain non-competition and non-solicitation covenants restricting the Company with respect to the light industrial staffing business), closing conditions, and indemnification provisions. After the closing of the transaction, the Company would provide certain back-office services to Sentech for a limited period of time.

The Company anticipates that the transaction will close during the first fiscal quarter of 2022, and anticipates using the proceeds from the transaction to, among other things, deploy additional capital into managed services and high-end consulting solutions, drive geographic expansion in the Company’s Real Estate segment, pursue potential acquisition opportunities, and reduce outstanding indebtedness, and for general corporate purposes.

The Asset Purchase Agreement is filed as Exhibit 2.1 hereto. The above description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of Exhibit 2.1, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On March 1, 2022, the Company issued a press release in connection with the entry into the Asset Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of February 28, 2022, by and between BGSF, Inc., Sentech Engineering Services, Inc., and Job and Talent Holding Limited, solely as guarantor
99.1	Press Release, dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the staff of the Securities and Exchange Commission upon request.

Forward Looking Statements

The forward-looking statements in this Current Report on Form 8-K are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding the Company’s future financial performance and the expectations and objectives of the Company’s board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of the failure to satisfy all of the conditions to the closing of the proposed transaction, the risk that the proposed transaction will not be consummated within the expected time period or at all, the impact of the proposed transaction on the Company’s business, the use of transaction proceeds, and the various other risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	March 1, 2022		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)